Exhibit 99.6

         THIS WARRANT CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY ONLY BE SOLD OR TRANSFERRED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.



                                     WARRANT


                          TO PURCHASE COMMON SHARES OF


                              D'ANGELO BRANDS, INC.


                             Exercisable Commencing


                                December 19, 2002


     THIS CERTIFIES that, for value received, Wasanda Enterprises Inc. (hereinafter called the "Holder") is the holder of warrants (the "Warrants") entitling the Holder, subject to the terms and conditions set forth in this Warrant Certificate, to acquire from D'Angelo Brands, Inc. (the "Corporation"), from time to time and at any time until the Time of Expiry (as defined herein), up to five million (5,000,000) common shares (the "Shares") in the capital stock of the Corporation (the "Common Stock") at the exercise price of six cents ($.06) per Share payable in lawful currency of the United States of America or the then current Canadian dollar equivalent thereof (based on the exchange rate quoted by the Toronto Dominion Bank at its wholesale rate), adjusted if applicable, as provided for herein (hereinafter called the "Exercise Price").

1. Exercise of Warrant

     (a) The rights evidenced by this Warrant Certificate may be exercised by the Holder at any time and from time to time in whole or in part and in accordance with the provisions hereof by delivery of an Election to Exercise in substantially the form attached hereto as Schedule "A", properly completed and executed, and either (i) a certified cheque or bank draft for the subscription price of the Shares, or the number thereof specified in the Election to Exercise, calculated at the Exercise Price per Share, at the office of the Corporation at 14 Brewster Road, Brampton, Ontario, L6T5B7 or at such other address as may be notified in writing by the Corporation, or (ii) in lieu of any cash payment required under the preceding clause (i), by delivering the Election to Exercise in the manner specified in the preceding clause (i) in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Common
Stock for the trading day immediately preceding the date on which the form of Election to Exercise attached hereto is deemed to have been sent to the Corporation pursuant to Section 11 hereof less the Exercise Price, and the denominator of which is such Market Price ("Cashless Net Exercise"). As used in this Warrant Certificate, the term "Market Price" at any date shall be deemed to be the last reported sales price on such date, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on NASDAQ or on the OTCBB, as the case may be (and if no sales were made on any such date, the average of the closing bid and asked prices on such date as furnished by NASDAQ or the OTCBB, as the case may be, or similar organization if NASDAQ or the OTCBB is no longer reporting such information), or if the Common Stock is not quoted on NASDAQ or the OTCBB, as determined in good faith by resolution of the Board of Directors of the Corporation based on the best information available to it. The rights evidenced by this Warrant Certificate may be exercised in whole or in part at any time or times and from time to time for a period of five (5) years expiring on December 19, 2007 (the "Time of Expiry"). In the event that the rights evidenced by this Warrant Certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Shares issuable upon the exercise of the Warrant as so exercised, issue to the Holder a Warrant Certificate dated as of the date hereof, on identical terms in respect of that number of Shares in respect of which the Holder has not exercised the rights evidenced by this Warrant Certificate.

     (b) The Corporation shall, on the date it receives a duly executed Election to Exercise for the number of Shares specified in the Election to Exercise (the "Exercise Date"), together with payment therefor (in accordance with either clause (i) or (ii) (Cashless Net Exercise) of Section 1(a)), issue that number of Shares specified in the Election to Exercise as free trading, unrestricted, fully paid and non-assessable shares of Common Stock, free of any taxes, liens, charges or liabilities. The Shares so issued shall nevertheless be subject to any restrictions or hold periods mandated by laws or regulatory requirements of general application (including applicable United States securities laws).

     (c) Within three days after the Exercise Date, the Corporation shall issue and deliver to the Holder, registered in such name or names as the Holder may direct, or if no such direction has been given, in the name of the Holder, a certificate or certificates for the number of Shares specified in the Election to Exercise. To the fullest extent permitted by law, such exercise shall be deemed to have been effected as of the time that the Election to Exercise together with payment therefor (in any manner permitted by Section 1(a), including Cashless Net Exercise) is received by the Corporation on the Exercise Date, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby as of such time.

     (d) No fractional Shares shall be issued upon the exercise in whole or in part of the Warrant and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise or in lieu of any fractional Share which would otherwise be issuable.

     (e) The Corporation acknowledges that under current interpretations of the U.S. Securities and Exchange Commission (the "SEC"), in the case of a Cashless Net Exercise the Holder's "holding period" for purposes of Rule 144 under the Securities Act of 1933, as amended (the "Act") for the Shares received upon exercise will have commenced on the date of initial issuance of the Warrants.

2. Adjustments

     The number and type of securities issuable upon the exercise of the Warrant at any date shall be subject to adjustment from time to time as follows:

     (a) If and whenever at any time prior to the Time of Expiry there is a reclassification, subdivision, reduction, combination or consolidation of the Common Stock at any time outstanding, or of any issued shares of the same class or a conversion of the Common Stock or of any issued shares of the same class into other shares or a capital reorganization of the Corporation or a consolidation, amalgamation or merger of the Corporation with or into any other person or a sale of the property and assets of the Corporation as or substantially as an entirety to any other person (collectively, a "Material Change"), the Holder, if the Warrant has not been exercised in full prior to the effective date of such Material Change shall thereafter, upon the exercise of the Warrant, be entitled to receive and shall accept in lieu of the Shares, as then constituted, to which the Holder was previously entitled upon exercise of the Warrant, the number of shares or other securities or property of the Corporation or of the entity resulting from such Material Change, that the Holder would have been entitled to receive on such Material Change if, on the effective date thereof, the Holder had been the registered holder of the Shares to which the Holder was previously entitled upon due exercise in whole or in part of the Warrant; and in any case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Holder of the Warrant to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or securities or property to which the Holder may be entitled upon the exercise in whole or in part of the Warrant thereafter.

     (b) In the event that at any time prior to the Time of Expiry or the date on which the Holder has exercised its right to acquire all of the Shares which it is entitled to acquire pursuant to the Warrant Certificate whichever shall first occur (the "Expiry Date"), the Corporation issues any securities (which term shall include, inter alia, shares, options, warrants and convertible security instruments) without consideration or at a price or exercise price per share which is less than the Exercise Price, then the Exercise Price shall be adjusted, from time to time, for all Shares in respect of which the within Warrant has not then been exercised, such that the Exercise Price for all such Shares will be the lowest price or exercise price relating to the securities offered by the Corporation (or, if applicable, no consideration) between the date hereof and the Expiry Date, provided that up to a cumulative aggregate of 2,000,000 shares or options to acquire shares of Common Stock may be granted to employees (other than any person related to, or an affiliate of, Frank D'Angelo) of the Company pursuant to duly adopted employee stock plans without causing the Exercise Price to be adjusted pursuant to this Section 2(b).

     (c) If at any time or from time to time prior to the Time of Expiry the Corporation shall make any extraordinary dividend or distribution of cash (other than Permitted Ordinary Dividends) to the holders of Common Stock, then effective from and after the record date established for such distribution, the Exercise Price in effect immediately prior to such record date shall be reduced by an amount equal to the amount of cash per share of Common Stock which is so distributable. Permitted Ordinary Dividends shall mean cash dividends payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Corporation, the aggregate amount of which attributable to each share of Common Stock shall not exceed, during any fiscal year of the Corporation, two percent of the Exercise Price in effect during any such fiscal year.

     (d) If at any time or from time to time prior to the Time of Expiry the Corporation shall make any dividend or distribution of any evidences of its indebtedness, any shares of capital stock (other than shares of Common Stock) or warrants, options or rights to subscribe for evidences of indebtedness or shares of capital stock (other than shares of Common Stock) or any other assets or property (other than cash) to the holders of Common Stock, then effective from and after the record date established for such distribution, the Exercise Price in effect immediately prior to such record date shall be reduced by an amount deemed to be the fair market value of the evidences of indebtedness, capital stock, warrants, options, rights or other assets or property allocable to each share of common stock as a result of such dividend or distribution. Such fair market value shall be equal to (i) (A) the average of the Market Price of the Common Stock at the close of each of the five trading days immediately preceding the first trading day on which the shares of Common Stock of the Corporation are traded "ex-dividend" with respect to the distribution for which a fair market value is then being determined, minus (B) the average of the Market Price of the Common Stock at the close of each of the first five trading days immediately after the first trading day on which the shares of Common Stock are traded "ex-dividend" with respect to such distribution, or (ii) if the Common Stock is not then publicly traded, as determined in good by the Board of Directors of the Corporation.

     (e) In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, if the Holder exercises the Warrant after such record date and before the occurrence of such event, the kind and amount of shares, other securities or property to which it would be entitled upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive the kind and amount of shares, other securities or property to which it would be entitled upon the occurrence of the event requiring such adjustment and the right to receive any distributions made or declared in favour of holders of record of Common Stock as constituted from time to time on and after such date as the Holder would, but for the provisions of this subsection (e), have received, or become entitled to receive, on such exercise.

     (f) Except as otherwise provided herein, in the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall, absent manifest error, be conclusively determined by a national independent firm of certified public accountants (who may not be the Corporation's auditors) at the Corporation's expense. Such accountants shall, for such purposes, have access to all necessary records of the Corporation and such determination shall be conclusive.

     (g) The adjustments provided for in this Warrant Certificate and in the number of Shares issuable pursuant to the rights attaching to this Warrant
Certificate are intended to be and shall be cumulative, shall apply to all successive Material Changes or other events resulting in any adjustment under the provisions of this Warrant Certificate, and all such adjustments as are appropriate to give full force and effect to the intent hereof shall be made. The Holder of this Warrant shall thereafter, on the exercise hereof, be entitled to receive that number of Shares determined by multiplying the number of Shares which would otherwise (but for the provisions of Section 2(b), (c) or (d)) be issuable on such exercise by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 2(b), (c) or (d)) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise (after the adjustment(s) to the Exercise Price).

3. Notice of Adjustment

     Promptly after the occurrence of any Material Change or other event which may or does require an adjustment in any of the Holder's rights pursuant to this Warrant Certificate, including the number or class of Shares, as then constituted, which are to be received upon the exercise in whole or in part hereof, or of the Exercise Price, the Corporation shall forthwith deliver to the Holder a certificate of a senior officer of the Corporation having full knowledge of all of the relevant facts specifying the details and all relevant particulars of such event or Material Change and the adjusted Exercise Price and number or class of Shares then issuable upon the exercise of this Warrant or other required adjustments, and the computation of such adjustments. Thereafter, the Corporation shall provide all such further and other information, documentation and material regarding the foregoing as the Holder may require and shall grant the Holder and its representatives such access to the Corporation's books, records and files it may require in order to review, consider and verify the accuracy and completeness of the foregoing. The receipt by the Holder of such certificate, information, documentation and material and any investigations thereof or relating thereto made by or on behalf of the Holder shall not limit, restrict or derogate from the rights of the Holder pursuant to this Warrant, which rights shall continue in full force and effect.

4. Representations and Warranties of the Corporation

     The Corporation represents and warrants to the Holder as follows:

     (a) The Corporation has been duly incorporated and organized and is a valid and subsisting corporation in good standing under the laws of its jurisdiction of incorporation and has full capacity, authority and power to carry on its business as it is now being conducted.

     (b) The authorized capital of the Corporation consists of 200,000,000 Class A common shares and 50,000,000 Class B common shares. As of the date hereof, the issued and outstanding shares in the capital stock of the Corporation and all securities of the Corporation or any other entity convertible into or exercisable for shares of the Corporation of any class (together with a description of such conversion or exercise rights) are as set out in Schedule "B" annexed hereto. The rights and privileges attaching to each class of shares comprising the authorized capital of the Corporation and of any other entity mentioned in Schedule B is also set out in Schedule "B".

     (c) The Corporation has the power and has been duly authorized by all necessary action, corporate or otherwise, to issue the Warrant and to enter into, execute, deliver and perform its obligations under this Warrant
Certificate, and this Warrant Certificate is a legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

     (d) The issuance of the Warrant and the entering into, execution, delivery and performance of its obligations under this Warrant Certificate does not conflict with and will not conflict with, and does not result in, and will not result in, any breach or violation of, or constitute a default under, the Corporation's articles of incorporation or its by-laws or any of the covenants contained in any agreement to which it is a party or by which it is bound or to which it is subject and does not require the consent or approval of any person other than its board of directors, which approval has been obtained. No permits, licences, certifications, authorizations or orders of any federal, state, provincial, municipal or local government or government agency, court, board, commission or authority are required to be obtained by the Corporation and no registrations, notices, declarations or filings by the Corporation to or with any such governmental authority or regulatory body or court are required in connection with the issuance of the Warrant or the entering into, execution, delivery and performance of its obligations under this Warrant Certificate (including, without limitation, the issuance of the Shares upon exercise) by the Corporation.

5. Covenants of the Corporation

     The Corporation hereby covenants and agrees as follows:

     (a) it shall at all times keep available and reserve out of its authorized shares, solely for the purpose of issue upon the exercise of the Warrant, such number of shares as shall then be issuable upon the exercise in whole of the Warrant;

     (b) all Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable voting equity shares in the capital stock of the Corporation free of all taxes, liens, charges and liabilities and shall be unrestricted and free trading, subject to applicable securities laws, and the Holder shall not be liable to the Corporation or its creditors in respect thereof;

     (c) the issuance of Shares upon the exercise of the rights of the Holder pursuant to this Warrant Certificate shall be made without charge to the Holder including for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such exercise and the issuance of the Shares;

     (d) the Corporation shall not close its books against the transfer of this Warrant or of any Shares or other securities issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant;

     (e) the Corporation shall assist and cooperate with the Holder or with any assignee of the Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with the exercise of this Warrant or the sale of the Shares, including, without limitation, making any filings required to be made by the Corporation;

     (f) the Corporation shall take all such actions as may be necessary to ensure that all such Shares may be issued in accordance with the terms of this Warrant Certificate without violation by the Corporation of any applicable law or governmental regulation or any requirements of any securities commission, securities exchange or quotation system upon which the Shares or other securities which may constitute Shares may be listed or traded;

     (g) the Corporation shall not and shall not permit any subsidiaries to, directly or indirectly, by any action including, without limitation, re-incorporation in a jurisdiction other than its jurisdiction of incorporation, amending its articles of incorporation or undertaking any Material Change or entering into any other transaction which is effected in such a way that the Holder is entitled to receive, either directly or upon subsequent liquidation, shares, securities or assets with respect to or in exchange for the Shares, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair or diminish its value but shall assist in carrying out all the terms of this Warrant in accordance with the intent thereof, acting at all times in good faith. Without limiting the generality of the foregoing, the Corporation shall obtain all such authorizations, exemptions or consents from any public regulatory body or securities commission having jurisdiction as may be necessary to enable the Corporation to perform its obligations under this Warrant;

     (h) the Corporation shall not effect any Material Change unless, prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such Material Change assumes, by written instrument which is satisfactory to the Holder as to both form and substance, the obligation to comply in all respects with the terms of this Warrant Certificate and to deliver to the Holder all such shares, securities or assets which the Holder may be entitled to receive upon delivery of the Election to Exercise and making payment therefor (including by Cashless Net Exercise);

     (i) except as set forth in the proviso to Section 2(b), the Corporation shall not issue any further or other shares or securities or instruments convertible into shares for less than the fair market value thereof;

     (j) in addition to the registration rights set forth in Section 6 below, in the event that the Corporation proposes to file a registration statement under the Securities Act of 1933, as amended, (the "Act") of the United States of America in respect of any securities of the Corporation or any securities into which the Shares or other securities of the Corporation may be convertible, whether for the Corporation's own account or for the account of selling security holders or in the event that the Corporation proposes to qualify a prospectus or similar public offering document pursuant to the securities legislation of one or more provinces of Canada or in any other jurisdiction, it shall advise the Holder by written notice at least sixty (60) days prior to the filing of such registration statement, prospectus or other public offering document which notice shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify the securities and will include in any such public offering document and in any underwriting involved therewith such information as may be required to permit a public resale offering of the Shares issuable to the Holder hereunder;

     (k) the Corporation shall bear the entire cost and expense incurred by it in complying with its covenants in this Warrant;

     (l) the Corporation shall indemnify and hold harmless the Holder and each underwriter, if any, and each person who controls any underwriter, who purchase from or may sell for the Holder any Shares pursuant to any public offering, from and against any and all losses, claims, damages, liabilities and expenses, including legal fees and disbursements of counsel, on a full indemnity basis to which the Holder or any such underwriter or any of them may become subject arising out of or based on any untrue statement or alleged untrue statement of material fact contained in any of the public offering documents (including, without limitation, any registration statement or preliminary or final prospectus) or any amendment or post-effective amendment thereto filed or required to be filed or furnished by reason of this Warrant Certificate, or any application or other filing under securities law, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The Corporation shall not, except with the approval of each party being indemnified under this Section 5(l), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

6. Demand Registration Rights

     (a) The holders of either (x) not less than 20% of the Warrants and/or "Warrant Shares" (which as used herein shall mean all Shares or other securities or rights theretofore issued (and not resold to the public in open market transactions), or at any time issuable, upon exercise of the Warrants, or (y) at least $500,000 Market Value of Warrant Shares (valued as of the day preceding the date the request pursuant to this Section 6(a) is made) may, on up to two occasions, request in writing that the Corporation effect the registration for resale under the Act of Warrant Shares held by, or issuable pursuant to a Warrant held by, such holders. If the Corporation receives such a request it will promptly notify any holder of Warrants and/or Warrant Shares not participating in such request and give them the opportunity to have any or all their Warrant Shares included in such registration. The Corporation will use its best efforts to file a registration statement within thirty (30) days of any request therefor and cause such Shares to be registered under the Act as expeditiously as possible.

     (b) In addition to the registration rights granted under Section 6(a), if the registration of the Warrant Shares under the Act can be effected on Form S-3 (or any similar Form promulgated by the SEC), the Corporation shall at any time, and from time to time, within thirty (30) days after request from the holder or holders of either not less than 10% or at least $500,000 Market Value of the Warrant Shares (valued as of the day preceding the date the registration request is made), file a registration statement for resale and use its best efforts to effect registration under the Act on said Form S-3 as expeditiously as possible of all of the Warrant Shares as Holders shall specify. If the Corporation receives such a request it will promptly notify any holder of Warrants or Warrant Shares not participating in such request and give them the opportunity to have any or all of their Warrant Shares included in such registration.

     (c) The Corporation shall not permit the inclusion of any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Sections 6(a) or (b) hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Sections 6(a) or (b) hereof, without the prior written consent of the holders of a majority of the Warrant Shares which have requested or would be included in such registration.

     (d) The Corporation shall promptly prepare and file with the necessary authorities all documentation necessary to effect the registration of the Warrant Shares to be included in a registration statement under Sections 6(a) or
(b) above, and such documentation shall comply in all material respects with all requirements of applicable Federal and state law.

     (e) The Corporation shall pay all expenses incurred in connection with the registration of the Warrant Shares (including the reasonable attorneys' fees of one counsel to the Warrant Holders, selected by the holders of a majority of the Warrant Shares being so registered).

     (f) The Corporation will use its best efforts to maintain the effectiveness for up to nine (9) months (two years, in the case of a registration statement on Form S-3) of any registration statement pursuant to which any of the Warrant Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Act and any applicable state securities statute or regulation.

     (g) In the event that the Corporation registers any of the Warrant Shares under the Act, the Corporation will indemnify and hold harmless in accordance with Section 5(l) each Holder and each underwriter of the Warrant Shares so registered, including any broker or dealer through whom such Warrant Shares may be sold, and each person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (h) At all times during which the Corporation is subject to the requirements of Section 12, 13(a) or 15(d) of the Exchange Act it will timely file with the SEC all material required to be filed pursuant to Sections 12, 13, 14 and 15(d) under the Exchange Act, and if the Company is not subject to the requirements of such Sections, it will nonetheless timely file with the SEC the material which the Corporation would be required to file if it were so subject. The Corporation shall take all action as may be required as a condition to the availability of Rule 144 under the Act (or any successor exemptive rule hereinafter in effect) with respect to the Shares. The Corporation shall furnish to any holder of Warrant Shares forthwith upon request (i) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Corporation as filed with the SEC, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any Warrant Shares without registration.

     (i) Notwithstanding anything to the contrary contained herein, and without limiting any remedies to which the holders of Warrants or Warrant Shares may otherwise be entitled, if the Corporation shall not have filed a registration statement for the Warrant Shares pursuant to a request made pursuant to, and within the thirty-day time period specified in, Section 6(a) or (b) hereof, the Corporation agrees that the Expiry Date shall be extended for such period as shall equal the period from such 30th day until said registration statement is declared effective; in addition, if a registration statement for the Warrant
Shares has not been declared effective by the SEC within 120 days after a request made pursuant to Section 6(a) or (b) hereof, the Corporation shall promptly issue to each holder which had requested inclusion in such registration an additional number of Warrants (in the case of Warrant Shares which had not yet been issued upon exercise but for which registration was being sought), or Warrant Shares (in the case of Warrant Shares previously issued upon exercise for which registration was being sought) equal to 50% of the number of Warrant Shares for which registration had been sought by such holder.

     (j) Whenever under this Section 6, the Corporation is required hereunder to register Warrant Shares, it agrees that it shall also do the following in connection with any such registration:

          (i) Furnish to each selling holder such copies of each preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of its Warrant Shares;

          (ii) Use its best efforts to register or qualify the Warrant Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; and

          (iii) Enter into an underwriting agreement with the managing underwriter selected for such underwriting by holders of a majority of the Warrant Shares requested to be included in such underwriting. Such agreement shall contain such representations, warranties and covenants by the Corporation and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The holders of Warrant Shares may be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Corporation to or for the benefit-of such underwriters shall also be made to and for the benefit of such holders of Warrant Shares. Such holders of Warrant Shares shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters except as they may relate to such holders of Warrant Shares and their intended methods of distribution.

7. Governing Law; Consent to Jurisdiction

     This Warrant Certificate shall be governed by the laws of the State of Nevada and the federal laws of United States applicable therein to the full extent that they are applicable. The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters or disputes arising hereunder.

8. Non-assignability; Successors

     This Warrant Certificate and the respective rights and obligations of the Holder and the Corporation hereunder may not be assigned or transferred by the Corporation but may be assigned or transferred by the Holder. This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and permitted assigns.

9. Replacement Certificates

     If this Warrant Certificate is stolen, lost, mutilated, or destroyed, the Corporation, shall, on reasonable evidence (and in the case of theft, loss or destruction, indemnity from the Holder or as the Corporation may reasonably request), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

10. Securities Act Restrictions

     (a) The Corporation has obtained the acknowledgment of the Holder that the Holder is (i) acquiring the Warrants and will acquire the Warrant Shares for its own account and not with a view to distribution in violation of the Act and (ii) is aware that neither the Warrants nor the Warrant Shares have been registered under the Act.

     (b) Unless the Warrant Shares are registered under the Act or received upon a Cashless Net Exercise after the second anniversary of the initial date of the Warrants, the certificate or certificates representing the Warrant Shares shall bear a legend in substantially the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and may only be sold, exchanged or transferred in compliance with the registration requirements of the Act and any applicable state securities laws or an exemption therefrom."

11. Notices.

     All notices and other communications shall be deemed validly given, made or served if in writing and delivered (as of such delivery) or sent by certified mail (as of three days after deposit in a United States or Canadian post office), postage prepaid, return receipt requested, or by facsimile or overnight courier service, charges prepaid (as of the date of confirmation of receipt):
(i) if to the Warrant Holder, to the address or telecopy number furnished to the Corporation in writing by the last holder of this Warrant who shall have furnished an address or telecopy number to the Corporation in writing; or (ii) if to the Corporation, to the address set forth in Section 1(a) hereof or to such other address or telecopy number furnished in writing by the Company to the Warrant Holder.

12.  Change;  Waiver.

     Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

     DATED as of December 20, 2002.

                                        D'ANGELO BRANDS, INC.

                                        Per: /s/ Frank D'Angelo
                                             -----------------------------------

                                  Schedule "A"


                              Election to Exercise


     The undersigned holder of this Warrant Certificate irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase shares of Common Stock of D'Angelo Brands, Inc. and
-------------------------
[insert number of shares]
herewith tenders payment therefor in the amount of $
                                                    ----------------------------
                                                      [insert purchase price]

or surrenders this Warrant Certificate for the number of shares of Common Stock determined pursuant to Section 1(a)(ii) hereof, all in accordance with the terms of this Warrant Certificate. The undersigned requests that a certificate for such securities be registered in the name of
                                             -----------------------------------
whose address is
                ---------------------------------------------------------------.

Date:
     -------------------------


                                            ------------------------------------
                                            (Signature of Holder)


                                            ------------------------------------
                                            (Street Address)


                                            ------------------------------------
                                            (City) (State) (Zip)